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                                                                    EXHIBIT 5.01


                                February 5, 1999

HNC Software Inc.
5930 Carnerstone Court West
San Diego, CA 92121-3728

Gentlemen/Ladies:

        At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") on or about February 5, 1999 in connection with the registration under the Securities Act of 1933, as amended, of:

        (i) an aggregate of 700,000 additional shares of the Common Stock, $0.001 par value (the "Common Stock") of HNC Software Inc, a Delaware corporation (the "Company"), subject to issuance by the Company under its 1995 Equity Incentive Plan, as amended through November 20, 1998 (the "HNC Plan"); and

        (ii) 400,532 shares of the Company's Common Stock which are issuable upon the exercise of options originally granted by Aptex Software Inc., a formerly existing California corporation and subsidiary of the Company ("Aptex"), under the Aptex 1996 Equity Incentive Plan adopted effective September 5, 1996 (the "Aptex Plan") that have been assumed by the Company and converted into options to purchase shares of the Company's Common Stock (the "Assumed Options") pursuant to the Plan of Merger adopted by the Boards of Directors of both Aptex and the Company as of December 21, 1998 (the "Merger Plan").

        In rendering this opinion, we have examined the following:

        (1) your registration statement on Form S-1 (File Number 33-91932) filed with and declared effective by the Commission on June 20, 1995, together with the Exhibits filed as a part thereof;

        (2) your registration statement on Form 8-A filed with the Commission on May 26, 1995, together with the order of effectiveness issued by the Commission therefor on June 20, 1995;

        (3) the Registration Statement, together with the Exhibits filed as a part thereof;

        (4) the Prospectuses prepared in connection with the Registration Statement;

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        (5)    the Nasdaq National Market Listing of Additional Shares
               Notifications prepared in connection with the Registration Statement;

        (6) the HNC Plan and related award grant and exercise agreement forms;

        (7) the Aptex Plan and related award grant and exercise agreement forms;

        (8)    the Merger Plan;

        (9) the Restated Certificate of Incorporation of the Company filed with the Delaware Secretary of State on June 13, 1996 and the Bylaws of the Company, both as filed by the Company with its Report on Form 10-Q for the quarter ended June 30, 1996;

        (10) the minutes of meetings and actions by written consent of the stockholders and Board of Directors of the Company that are contained in your minute books that are in our possession;

        (11) A certificate from your transfer agent Boston Equiserve dated of even date herewith, verifying the number of your issued and outstanding shares of capital stock as of the date hereof and a list of outstanding options to purchase shares of the Company's capital stock that was prepared by you and dated February 5, 1999 verifying the number of such issued and outstanding securities; and

        (12) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

        We have also have confirmed your eligibility to use Form S-8 by telephone call to the offices of the Commission.

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and the completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

        We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the

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existing laws of the United States of America and the State of California and
(without reference to any case law or secondary sources) the existing Delaware General Corporation Law.

        In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded or been made subject to any Commission stop order and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

        Our opinion in paragraph (i) below is given on the assumption that the 700,000 shares of Common Stock of the Company referred to in such paragraph may not be issued and sold by the Company in accordance with the HNC Plan unless and until such shares, at the time in question, are (a) explicitly reserved and available for issuance under the HNC Plan or (b) become issuable under the HNC Plan in the future by virtue of the terms of Section 2.1 of the HNC Plan, which provide that certain shares issuable upon exercise of stock options granted under the Prior Plan (as the term is defined in the HNC Plan) that expire or become unexercisable without having been exercised are available for grant and issuance under the HNC Plan.

        Based upon the foregoing, it is our opinion that:

        (i) the 700,000 additional shares of Common Stock that may be issued and sold by you upon the exercise of stock options, the purchase of restricted stock or awards of stock bonuses awarded or to be awarded under the HNC Plan, when issued and sold in accordance with the HNC Plan and the stock option, restricted stock purchase agreement or stock bonus agreements to be entered into thereunder, and in the manner referred to in the relevant Prospectus associated with the HNC Plan and the Registration Statement, will be validly issued, fully paid and nonassessable; and

        (ii) The 400,532 shares of Common Stock that may be issued and sold by the Company pursuant to exercise of the Assumed Options, when issued and sold in the manner referred to in the Prospectus associated with the Assumed Options and the Registration Statement and in accordance with the Aptex Plan pursuant to which the Assumed Options were granted, will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.
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        This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                            Very truly yours,


                                            FENWICK & WEST LLP